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EXHIBIT 4.1

                                [Front of Certificate]
                   Not valid unless countersigned by transfer agent
                 Incorporated Under the Laws of the State of Delaware
                                             CUSIP NO. 629300 10 4
                                       NMXS.com
Number                                            Shares
                      Authorized common stock: 50,000,000 shares
                              Par Value: $.001 per share

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

                        Shares of NMXS.COM, INC. Common Stock
transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.
Dated:

/s/ Teresa Dickey                            /s/ Richard Govatski
Secretary                                    President

                               NMXS.com, Inc.
                                 Corporate
                                    Seal
                                  Delaware

Interwest Transfer Co., Inc., P.O. Box 17136/Salt Lake City, Utah 84117
                                        Countersigned & Registered

                                [Back of Certificate]
NOTICE: Signature must be guaranteed by a firm which is a member of a registered national stock exchange, or by a bank (other than a saving bank), or a trust company. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM   as tenants in common          UNI GIFT MIN ACT . . . Custodian . . .
TEN ENT   as tenants by the entireties                 (Cust)         (Minor)
JT TEN    as joint tenants with right of          under Uniform Gifts to Minors
          survivorship and not as                 Act . .  . . . . . . . . .
          tenants in common                                  (State)

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         Additional abbreviations may also be used though not in the above list.

     For Value Received, _____________________ hereby sell, assign and transfer unto

Please insert social security or other
  identifying number of assignee

       _______________________________________________________________________
   (Please print or typewrite name and address, including zip code, of assignee)
       _______________________________________________________________________
       _______________________________________________________________________
       ______________________________________________________ Shares of the
capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint _________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

     Notice: The signature of this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever